UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This filing relates to the proposed transaction between SJW Group (“SJW Group”) and Connecticut Water Service, Inc. (“Connecticut Water”) pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, among SJW Group, Hydro Sub, Inc. and Connecticut Water.

The following are the script of a video and voting instructions that Connecticut Water first made available to shareholders on October 17, 2018.

Video Script: How to Vote

Connecticut Water and SJW Group are an ideal combination, and how you vote at the Special Meeting of Shareholders will determine whether our shareholders, customers, employees and communities receive the many benefits that this combination will create. To receive significant, certain premium value of $70 per share in cash and to support safe, clean, reliable water service, jobs and community investment, vote “FOR” each proposal on the GREEN proxy card or voting instruction form today.

Every single vote matters, no matter how many or how few shares you own. Please be aware that not voting your shares on the GREEN proxy card or voting instruction form will have the same impact as a vote against the SJW Group transaction.

Your vote makes a difference.

As a Connecticut Water shareholder, you will receive a GREEN proxy card, or GREEN voting instruction form, for each account you have.

To ensure your vote is registered, it is important to vote every time you get a GREEN proxy card, or a GREEN voting instruction form.

Voting is easy.

You can vote online, by mail or by phone. Here’s how:

If you hold shares through a broker, banker or other nominee, use your GREEN voting instruction form to locate the web address and unique 16 digit control number. Then go to www.proxyvote.com. After you enter your control number, vote “FOR” each proposal, then click “submit.”

To vote by mail, simply check “FOR” next to each proposal, then be sure to sign, date and return the GREEN voting instruction form in the postage-paid envelope.

If you hold shares directly with the company, use your GREEN PROXY CARD to locate the web address and unique 8 digit control number. Then go to www.proxyvoting.com/ctws. After you enter your control number, vote “FOR” each proposal, then click “submit.”

To vote by mail, simply check “FOR” next to each proposal, then be sure to sign, date and return the GREEN PROXY CARD in the postage-paid envelope provided.

To vote by phone, find the unique control number on the appropriate GREEN voting instruction form or proxy card, then dial the designated telephone number and follow the instructions.

Further instruction on how to vote electronically is included in your mailing package.

Please remember to vote GREEN every time, on every GREEN proxy card or voting instruction form you receive.

You can toss any blue cards and forms received from Eversource Energy in the recycle bin.

If you have any questions, just call the phone numbers listed on your mailing package or visit www.sjw-ctws.com.

Language for How to Vote Website Page

VOTE THE GREEN PROXY TODAY

The Connecticut Water Service Board of Directors unanimously recommends that Connecticut Water shareholders vote “FOR” all the proposals related to the Company’s merger agreement with SJW Group, using the GREEN proxy card or GREEN voting instruction form.

Every vote matters. Please be aware that not voting will have the same effect as a vote against the transaction.

FOR QUESTIONS

Connecticut Water shareholders who have questions or would like additional information should contact either of the Company’s proxy solicitors:

Morrow Sodali toll-free at (800) 662-5200 CTWS@morrowsodali.com	MacKenzie Partners toll-free at (800) 322-2885 CTWS@mackenziepartners.com

VOTE ONLINE

If you hold shares through a broker, bank or other nominee:

•	Use your GREEN voting instruction form to locate the web address and unique 16-digit control number.
•	Then go to www.proxyvote.com.
•	After you enter your control number, vote “FOR” each proposal, then click “submit.”

If you hold shares directly with the Company:

•	Use your GREEN proxy card to locate the web address and unique 8-digit control number.
•	Then go to www.proxyvoting.com/ctws.
•	After you enter your control number, vote “FOR” each proposal, then click “submit.”

VOTE BY MAIL

If you hold shares through a broker, bank or other nominee:

•	Check “FOR” next to each proposal on the GREEN voting instruction form.
•	Sign, date and return the GREEN voting instruction form in the postage-paid envelope provided.

If you hold shares directly with the Company:

•	Check “FOR” next to each proposal on the GREEN proxy card.
•	Sign, date and return the GREEN proxy card in the postage-paid envelope provided.

VOTE BY PHONE

•	Find the unique control number on the appropriate GREEN voting instruction form or proxy card.
•	Dial the designated telephone number and follow the instructions.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval from the shareholders of Connecticut Water for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of Connecticut Water; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect Connecticut Water’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of Connecticut Water; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on Connecticut Water’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of Connecticut Water; (15) the trading price of Connecticut Water’s common stock; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Connecticut Water’s overall business and financial condition, including those more fully described in Connecticut Water’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Connecticut Water nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed acquisition of Connecticut Water by SJW Group. In connection with the proposed transaction, on October 2, 2018, Connecticut Water filed a definitive proxy statement on Schedule 14A and the accompanying GREEN proxy card with the SEC. SHAREHOLDERS OF CONNECTICUT WATER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the definitive proxy statement and the other documents filed by Connecticut Water with the SEC free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of Connecticut Water will also be able to obtain transaction-related documents free of charge by directing a request to Connecticut Water’s Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985.

Participants in Solicitation

SJW Group and its directors and executive officers, and Connecticut Water and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Connecticut Water’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive officers of Connecticut Water is set forth in the proxy statement for Connecticut Water’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the proposed transaction, which was filed on October 2, 2018, and other relevant materials filed with the SEC regarding the proposed transaction.